Exhibit 8.2

633 West 5th Street, Suite 4000 Los Angeles, California 90071

November 7, 2018

Board of Directors

Merchants Holding Company

1015 Seventh Street

Sacramento, California 95814

Re:	Merger of Merchants Holding Company with and into Bank of Commerce Holdings

Ladies and Gentlemen:

We have acted as counsel to Merchants Holding Company, a California corporation ("Merchants"), in connection with the proposed merger (the "Merger") of Merchants with and into Bank of Commerce Holdings, a California corporation ("Holdings"), with Holdings as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of October 4, 2018, between Holdings and Merchants (the "Merger Agreement"). The Merger is described in the proxy statement/prospectus of Merchants and Holdings ("Proxy Statement/Prospectus"), which is part of the registration statement filed on Form S-4 by Holdings with the U.S. Securities and Exchange Commission (the "Registration Statement") in connection with the Merger. At your request, and in connection with the filing of the Registration Statement, we are rendering this opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus, and the Registration Statement.

We have assumed, without any independent investigation or review, that: (i) the Merger will be consummated pursuant to and in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement); (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective date of the Merger (the "Effective Date") and thereafter; (iii) any such statements made in the Merger Agreement or the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Date of the Merger and thereafter, in each case as if made without such qualification; (iv) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement; and (v) Merchants and Holdings will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

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Board of Directors

Merchants Holding Company

November 7, 2018

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that the discussion set forth under the heading “Material U.S. federal income tax consequences of the Merger” in the Proxy Statement/Prospectus included in the Registration Statement, to the extent such statements consist of statements of law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitute our opinion as to the material United States federal income tax consequences of the Merger to U.S. holders (as such term is defined in the Proxy Statement/Prospectus) of Merchants common stock.

We express no opinion on any issue relating to the tax consequences of the Merger or any other transaction contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service or United States Treasury Department, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Merchants or Holdings of any such change or inaccuracy that may occur or come to our attention after the date of this opinion.

This opinion is only being furnished to Merchants shareholders in connection with the filing of the Registration Statement, is solely for their benefit in connection therewith, and may not be used or relied upon for any other purpose, and may not be circulated, quoted, or otherwise referenced for any purpose whatsoever without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to references to our opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com